EXHIBIT 4.2


CUSIP No:  65687M 10 4                                        Stock No: 1
ISIN No:  US65687M1045

                                                      SEE REVERSE FOR CERTAIN
                                                             DEFINITIONS

                     NORTH AMERICAN INSURANCE LEADERS, INC.
                     --------------------------------------
              Incorporated under the Laws of the State of Delaware

                                  COMMON STOCK



                  THIS CERTIFIES THAT CEDE & CO. (or its registered assigns) is the owner of TWELVE MILLION FIVE HUNDRED THOUSAND (12,500,000) fully paid and nonassessable shares, par value $0.0001 per share, of the Common Stock of NORTH AMERICAN INSURANCE LEADERS, INC. (hereinafter and on the reverse hereof called the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers this _____ day of March, 2006.



Countersigned and Registered:                                             (SEAL)
Transfer Agent and Registrar                      ------------------------
                                                  Scott A. Levine
                                                  Chairman of the Board

By:
     ------------------------------               ------------------------
      Authorized Signatory                        William R. de Jonge
                                                  President

                                IMPORTANT NOTICE
                                ----------------


The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Preferred Stock (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

                                  -------------

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations.


TEN COM - as tenants in common          UNIF GIFT MIN ACT ___________     Custodian _______________
TEN ENT - as tenants by the entireties                    (Custodian)               (Minor)
TEN ENT - as joint tenants with right                      Under Uniform Gifts to Minors Act of
          of survivorship and not as
          tenants in common                                ________________________________________
                                                           (State)
                            Additional abbreviations may also be used though not in the above list.




FOR VALUE RECEIVED, _______________________ HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO __________________________________________________________________________,
     (Please print or typewrite name and address, including zip code, and social security number of assignee)

____________________________ (_______) shares of Common Stock of the Corporation represented by this Certificate and do hereby irrevocably constitute and appoint

____________________________ attorney to transfer the said shares of Common

Stock on the books of the Corporation, with full power of substitution in the premises.

Dated:
       ------------------                  -------------------------------------
                                           NOTICE:  The signature to this
                                           assignment must correspond with the
                                           name as written upon the face of the
                                           Certificate in every particular,
                                           without alteration or enlargement,
                                           or any change whatever.

Signature(s) Guaranteed:

--------------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust fund only in the event that the holder seeks to convert his respective shares into cash upon a business combination which he voted against and which is actually completed by the Company. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.